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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     Set forth on the following pages are the financial statements and related pro forma financial information required by this Item 7 pertaining to the purchase by Ha-Lo Industries, Inc. of certain assets used in connection with the business of Fletcher-Barnhardt & White, Inc.